EXHIBIT 32.3

         CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS
   ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Link Plus Corporation (the "Company") on Form 10-QSB for the period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patricia E. Jones, Secretary/Treasurer (Principal Financial Officer), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act, that:

(1)	The Report fully complies with Section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

(2)  	The information contained in the Report fairly represents, in all material aspects, the financial condition and result of operations on the Company.



By: /s/ Patricia E. Jones
   --------------------------------------
   Patricia E. Jones, Secretary/Treasurer